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                                                                       EXHIBIT 1






                        SUPERIOR NATIONAL CAPITAL TRUST I

                                U.S.$105,000,000

                       10 3/4% TRUST PREFERRED SECURITIES

                         (Liquidation Amount $1,000 per
                            Trust Preferred Security)

         Guaranteed to the Extent Set Forth in the Preferred Securities
                Company Guarantee by Superior National Insurance
                                   Group, Inc.


                               PURCHASE AGREEMENT


                                                               November 26, 1997

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
CHASE SECURITIES INC.
c/o Donaldson, Lufkin & Jenrette
  Securities Corporation
277 Park Avenue
New York, New York  10172

Ladies & Gentlemen:

        Superior National Insurance Group, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company") and Superior National Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), agree with you as follows:

        1. The Offering and Related Transactions. The Trust proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc. (each, an "Initial Purchaser" and together, the "Initial Purchasers"), in the respective amounts set forth on Schedule I hereto, an aggregate of $105 million principal amount of its 10 3/4% Trust Preferred Securities (Liquidation Amount $1,000 per Trust Preferred Security) (the "Preferred Securities") guaranteed by the Company to the extent set forth in the guarantee agreement (the "Preferred Securities Company Guarantee"), dated December 3, 1997, by and between the Company and Wilmington Trust Company, as trustee (the "Preferred Securities Guarantee Trustee"). The Preferred Securities are to be issued by the Trust pursuant to the provisions of an amended and restated declaration of trust (the "Declaration"), dated as of December 3, 1997, by and among Wilmington Trust Company, as trustee (the "Preferred Trustee"), William L. Gentz, Arnold J. Senter and J. Chris Seaman as the trustees (the "Company Trustees"), Wilmington Trust Company, as trustee


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(the "Delaware Trustee"), the Company, as sponsor, and by the holders, from time to time, of undivided beneficial interests in the Trust. The proceeds of the sale of the Preferred Securities and of the common securities of the Trust (the "Common Securities," guaranteed by the Company to the extent set forth in the guarantee (the "Common Securities Company Guarantee"), dated December 3, 1997, by the Company and, together with the Preferred Securities, the "Trust Securities") sold to the Company are to be invested in senior subordinated notes of the Company (the "Senior Subordinated Notes"), to be issued pursuant to an indenture, to be dated as of December 3, 1997 (the "Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Indenture Trustee").
Under certain circumstances, as specified in greater detail in the Declaration, the Preferred Securities may be exchangeable for Senior Subordinated Notes. The Preferred Securities, the Preferred Securities Company Guarantee and the Senior Subordinated Notes are collectively referred to herein as the "Securities."

        Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

        The Preferred Securities will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Company has prepared a preliminary offering memorandum, dated November 12, 1997 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated November 26, 1997 (the "Offering Memorandum"), relating to the Trust and the Company and its subsidiaries and the Securities.

        Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Preferred Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

        "THE PREFERRED SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS PREFERRED SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

        THE HOLDER OF THIS PREFERRED SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS PREFERRED SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY "AFFILIATE" OF THE COMPANY WAS THE OWNER OF THIS PREFERRED SECURITY (OR ANY PREDECESSOR OF THIS PREFERRED SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION



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        STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
        (C) SO LONG AS THIS PREFERRED SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NONUNITED STATES PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
        (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS PREFERRED SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE TRUST AND THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) PURSUANT TO CLAUSE (E) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUST A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED NOVEMBER 26, 1997. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS PREFERRED SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND."

Additional Legend for Regulation S Preferred Securities:

        "THIS PREFERRED SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE."

Additional Legend until rights under the Registration Rights Agreement are exercised:

        "BY ACCEPTANCE HEREOF, EACH HOLDER AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DATED AS OF

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        DECEMBER 3, 1997 BETWEEN THE COMPANY AND THE INITIAL
        PURCHASERS."

        You have advised the Trust that you will make offers (the "Exempt Resales") of the Preferred Securities purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom you reasonably believe to be "qualified institutional buyers," as defined in, and in accordance with, Rule 144A under the Securities Act ("QIBs"), to persons who are not U.S. persons (as defined in Regulation S under the Securities Act) ("Non-U.S. Persons") in transactions conforming to the requirements of such Regulation S (and in compliance with the applicable laws of the relevant foreign jurisdiction, including, without limitation, any required governmental filings and offering memorandum delivery requirements) and to a limited number of institutional "accredited investors" referred to in Rule 501(a)(1), (2), (3) or
(7) of Regulation D under the Securities Act (each, an "Accredited Investor"). Such QIBs, Non-U.S. Persons and Accredited Investors are sometimes referred to herein as the "Eligible Purchasers." You will offer the Preferred Securities to such Eligible Purchasers initially at a price equal to 100 percent of the principal amount thereof. Such price may be changed by you at any time without notice.

        Holders (including subsequent transferees) of the Preferred Securities will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement"), to be dated the Closing Date (as defined herein), in substantially the form of Exhibit A hereto. Pursuant to the Registration Rights Agreement, the Trust and the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of the preferred securities of the Trust and the related senior subordinated notes and guarantee of the Company (respectively, the "Exchange Preferred Securities," the "Exchange Notes" and the "Exchange Preferred Securities Company Guarantee" and collectively the "Exchange Securities") which are to be offered (the "Exchange Offer") in exchange for, and which are identical in all material respects to, the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and,
(ii) if applicable, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Securities and to use their best efforts to cause such Registration Statements to be effective. This Purchase Agreement (this "Agreement"), the Securities, the Exchange Securities, the Declaration, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

        2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Trust agrees to issue and sell to you, and each of the Initial Purchasers, severally but not jointly, agrees to purchase from the Trust, Preferred Securities in the respective principal amount set forth opposite its name on Schedule I hereto. The purchase price for the Preferred Securities shall be 100 percent of their principal amount.


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               As compensation to the Initial Purchasers for their commitments hereunder, and in view of the fact that the proceeds from the sale of the Trust Securities will be used by the Trust to purchase the Senior Subordinated Notes, the Company on the Closing Date will pay by wire transfer of immediately available funds to Donaldson, Lufkin & Jenrette Securities Corporation for the accounts of the several Initial Purchasers, the amount of $29.50 per Security.

        3. Delivery and Payment. Delivery to the Initial Purchasers of, and payment for, the Preferred Securities shall be made at 10:00 a.m., New York City time, on December 3, 1997 (the "Closing Date") at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or such other time or place as you and the Company shall agree and designate.

               Payment for the Preferred Securities shall be made by the Initial Purchasers to the Trust or its order by wire transfer in U.S. dollars in immediately available funds to an account at a U.S. bank designated in writing by the Company prior to the Closing Date. Such payment shall be made against delivery at the place or places and in the principal amounts of Preferred Securities specified in writing by the Initial Purchasers prior to the Closing Date to (a) the Preferred Trustee, on behalf of The Depository Trust Company ("DTC"), of a global certificate registered in the name of Cede & Co., as nominee of DTC, in respect of the Preferred Securities sold pursuant to Rule 144A, (b) the Preferred Trustee, on behalf of DTC, on behalf of The Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel Bank"), of a global certificate registered in the name of Cede & Co., as nominee of DTC, in respect of the Preferred Securities sold pursuant to Regulation S, and (c) the Preferred Trustee, on behalf of DTC, of a global certificate registered in the name of Cede & Co., as nominee of DTC, in respect of the Preferred Securities sold to Accredited Investors. The global certificates representing the Preferred Securities as aforesaid shall be made available to you for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

        4. Agreements of the Trust and the Company. Each of the Trust and the Company (collectively, the "Issuers") jointly and severally agrees with each of you as follows:

               (a) To advise you promptly and, if requested by you, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (ii)
        (A) of the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (B) of the issuance of any quarterly, annual or other financial statements by the Company (copies of which shall be delivered to you within three business days after the date of issuance). Each of the Issuers shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order


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        suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws, the Issuers shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

               (b) To furnish you, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. Each Issuer consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto, by you in connection with Exempt Resales.

               (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless you shall previously have been advised thereof and shall not have reasonably objected thereto in writing within three business days after being furnished a copy thereof. The Issuers shall promptly prepare, upon your reasonable request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be reasonably necessary or advisable in connection with Exempt Resales.

               (d) If, after the date hereof and prior to consummation of any Exempt Resales, any event shall occur as a result of which, in the opinion of your counsel, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in light of the circumstances when the Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, promptly to prepare an appropriate amendment or supplement to the Offering Memorandum so that statements therein as so amended or supplemented will not, in light of the circumstances when the Offering Memorandum is so delivered, be misleading, or so that the Offering Memorandum will comply with applicable law.

               (e) To cooperate with you and your counsel in connection with the qualification of the Securities under the securities or Blue Sky laws of such jurisdictions as you may request and to continue such qualification in effect so long as required for the Exempt Resales and to continue such qualification in effect so long as required by law for distributions of the Securities.

               (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, processing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto, (ii) the preparation (including, without limitation, word processing and duplication costs), printing, processing and delivery of this Agreement and the other Operative Documents and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith and



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        with the Exempt Resales, (iii) the issuance and delivery by the Issuers of the Securities and the Exchange Securities, (iv) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (v) the preparation of certificates for the Securities and the Exchange Securities (including, without limitation, printing and engraving thereof), (vi) the fees, disbursements and expenses of the Issuers' counsel and accountants, (vii) all expenses and listing fees in connection with the application for quotation of the Preferred Securities in the National Association of Securities Dealers, Inc. ("NASD") Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market, (vii) all fees and expenses (including fees and expenses of counsel) of the Issuers in connection with approval of the Securities and the Exchange Securities by DTC, Euroclear and Cedel Bank for "book-entry" transfer, (ix) any fees and expenses charged by rating agencies for rating the Securities and the Exchange Securities,
        (x) all "road show" and other marketing expenses related to the preparation of slides, videotapes and printed marketing materials and travel, hotel, food and entertainment expenses of the Issuers and (xi) the performance by the Issuers of their other obligations under this Agreement and the other Operative Documents. In addition, the Issuers agree to pay all out-of-pocket expenses incurred by the Initial Purchasers (including the reasonable fees and expenses of their counsel) incurred in connection with qualifying the Securities under the Blue Sky state securities laws and preparing, printing and distributing preliminary and final Blue Sky memoranda.

               (g) To use the proceeds from the sale of the Trust Securities in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

               (h) Not to voluntarily claim, and to resist any attempts to claim, the benefit of any usury laws against the holders of any Securities or Exchange Securities.

               (i) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Securities.

               (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Preferred Securities in a manner that would require the registration under the Securities Act of the sale to you or Eligible Purchasers of the Preferred Securities.

               (k) For so long as any of the Securities or Exchange Securities remain outstanding and during any period in which the Company or Trust is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any QIB, beneficial owner or other holder of Preferred Securities in connection with any sale thereof and any prospective purchaser of such Preferred Securities from such QIB, beneficial owner or other holder, the information required by Rule 144A(d)(4) under the Securities Act.


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               (l) To cause the Exchange Offer to be made in the appropriate form to permit registration of the Exchange Securities to be offered in exchange for the Securities and to comply in all material respects with all applicable United States federal and state securities laws in connection with the Exchange Offer.

               (m) To use its best efforts to effect the inclusion of the Preferred Securities in PORTAL.

                (n) In the case of the Company during a period of five years following the date of this Agreement, to deliver to each of the Initial Purchasers promptly upon their becoming available, copies of all current, regular and periodic reports filed by the Company with the Commission or with any governmental authority succeeding to any of the functions of such regulators, or any securities exchange or security holders and such other publicly available information concerning the Company and its subsidiaries as any Initial Purchaser shall reasonably request.

               (o) Not to, and to use its reasonable best efforts to cause its affiliates not to, offer, sell, contract to sell or grant any option to purchase or otherwise transfer or dispose of any securities (other than (i) the Securities and (ii) the Exchange Securities issuable in the Exchange Offer) substantially similar to the Preferred Securities or any security convertible into or exchangeable for, or otherwise represent a right to acquire, any such security, for a period of 180 days after the Closing Date, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation.

               (p) To comply in all material respects with all agreements set forth in the representation letter of the Trust or the Company to DTC relating to the approval of the Securities and the Exchange Securities by DTC for "book-entry" transfer and to comply in all material respects with all agreements of the Trust or Company with Euroclear and Cedel Bank relating to the approval of the Securities and the Exchange Securities by them for "book-entry" transfer.

               (q) The Trust and the Company will not, nor will the Company permit any of its affiliates (as defined for the purposes of Rule 144 under the Securities Act) to, resell any of the Securities that may be acquired by any of them.

               (r) Not to engage directly or indirectly through any agent in any "directed selling efforts" (as defined in Regulation S) with respect to the Securities and the Exchange Securities, and to comply and cause any person acting on its behalf to comply with the offering restrictions requirement of Regulation S and not to take any other action, directly or indirectly through any agent, which would require that the offering of the Securities to or by the Initial Purchasers to be registered pursuant to the Securities Act.

        5. Representations and Warranties. (a) Each of the Issuers jointly and severally represents and warrants to each of you, as of the date hereof and as of the Closing Date, that:


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                   (i) The Preliminary Offering Memorandum and the Offering
        Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (i) shall not apply (A) to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information furnished to the Issuers in writing by you expressly for use therein. There are no agreements, contracts, indentures, leases or other documents or instruments of the Company or its subsidiaries that are required to be described in the Offering Memorandum in order that the statements made therein are not misleading in any material respect or in order that there are no material omissions therefrom. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

                   (ii) When the Securities are issued and delivered pursuant to this Agreement, the Declaration and the Indenture, none of the Securities will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Trust or the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                   (iii) The Company and each of its subsidiaries has been duly organized, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except where the failure to be so qualified (x) would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (y) would materially interfere with or adversely affect the issuance of the Securities or the Exchange Securities or (z) would draw into question in any material respect the validity of this Agreement or any other Operative Document (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect"); and the Trust has been duly created and is validly existing as a business trust in good standing under the laws of the State of Delaware, with power and authority to own, lease and operate its properties as described in the Offering Memorandum.

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                   (iv) The Company has all requisite corporate power and
        authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Senior Subordinated Notes, the Preferred Securities Company Guarantee, the Exchange Notes and the Exchange Preferred Securities Company Guarantee.

                (v) The entities listed on Schedule II hereto are the only subsidiaries, direct or indirect, of the Company. Except as otherwise described in the Offering Memorandum, the Company owns, directly or indirectly through other subsidiaries, the percentage of the outstanding capital stock or other securities evidencing equity ownership of such subsidiaries set forth opposite the name of each subsidiary on Schedule II hereto, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance (other than security interests in favor of The Chase Manhattan Bank, as administrative agent under the credit agreement dated as of April 11, 1997 ("Credit Agreement"), among SNTL Acquisition Corp. (currently Superior Pacific Insurance Group, Inc.), a Delaware corporation, The Chase Manhattan Bank, as administrative agent (the "Administrative Agent") and the lenders named therein, which security interests will be terminated at Closing, and encumbrances or restrictions created by statute, rule, regulation or order and applicable to the Company's regulated insurance subsidiaries); and all of such securities have been duly authorized, validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Except as otherwise described in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries.

               (vi) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. Except as disclosed in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of the Company. The Company and its subsidiaries had as of September 30, 1997, an authorized and outstanding consolidated capitalization as set forth in the Offering Memorandum.

              (vii) All the outstanding beneficial interests in the Trust have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Offering Memorandum.

             (viii) The Common Securities of the Trust have been duly authorized on behalf of the Trust by the Preferred Trustee and upon delivery by the Preferred Trustee to the Company against payment therefor as set forth in the Declaration, will be duly and validly issued beneficial interests in the Trust and will conform to the description thereof contained

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        in the Offering Memorandum; the issuance of the Common Securities is not subject to preemptive or other similar rights.

               (ix) The Preferred Securities Company Guarantee, the Indenture, the Senior Subordinated Notes and the Declaration (the Preferred Securities Company Guarantee, the Indenture, the Senior Subordinated Notes and the Declaration being collectively referred to as the "Guarantor Agreements") have each been duly authorized and when validly executed and delivered by the Company and, in the case of the Preferred Securities Company Guarantee, by the Guarantee Trustee, in the case of the Indenture, by the Indenture Trustee, in the case of the Declaration, by the Preferred Trustee, and, in the case of the Senior Subordinated Notes, when issued by the Company and delivered to the Preferred Trustee, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Indenture, Declaration and Preferred Securities Company Guarantee conform to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); the Senior Subordinated Notes are entitled to the benefits of the Declaration; and the Guarantor Agreements will conform in all material respects to the descriptions thereof in the Offering Memorandum. Prior to the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Indenture, Declaration and Company guarantee are not required to be qualified under the Trust Indenture Act.

                (x) This Agreement has been duly and validly authorized, executed and delivered by each of the Issuers and is the legally valid and binding agreement of each Issuer, enforceable against each of the Issuers in accordance with its terms, except as the enforceability thereof may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and except as the enforceability hereof may be limited by considerations of public policy and an implied covenant of good faith and fair dealing.

               (xi) The Preferred Securities have been duly and validly authorized and, when issued, executed and authenticated in accordance with the terms of the Declaration and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms and entitled to the benefits of the Declaration, except as the enforceability thereof may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Preferred Securities, when issued, executed, authenticated and delivered, will conform to the description thereof in the Offering Memorandum.

              (xii) The Exchange Preferred Securities have been duly and validly authorized and, when issued, executed and authenticated in accordance with the terms of the Declaration and the Registration Rights Agreement, will be the legally valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms and entitled to the benefits of the Declaration, except as the enforceability thereof may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

             (xiii) The Exchange Notes have been duly and validly authorized and, when issued, executed and authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as the enforceability thereof may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

              (xiv) The Registration Rights Agreement has been duly and validly authorized by each of the Trust and the Company and, when duly executed and delivered by each of the Trust and the Company, will be the legally valid and binding obligation of each of the Trust and the Company, enforceable against each of the Trust and the Company in accordance with its terms, except as (A) the enforceability thereof may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law), (B) any rights to indemnity and contribution thereunder may be limited by federal and state securities laws and by considerations of public policy and (C) an implied covenant of good faith and fair dealing. The Registration Rights Agreement, when executed and delivered, will conform to the description thereof in the Offering Memorandum.

               (xv) No Issuer (A) is in violation of its respective charter or bylaws or other organizational documents or (B) is in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company, any of its subsidiaries or their assets or properties that in the case of clauses (A), (B) and (C) above, would reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Issuers, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument which default is reasonably likely to result in a Material Adverse Effect.

              (xvi) The execution, delivery and performance by each Issuer of the Operative Documents to which it is a party and the issuance and sale of the Securities and Exchange Securities, and the consummation of the transactions contemplated hereby and thereby by each such Issuer, will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under (other than those that have been or will be obtained prior to the Closing Date), or result in the imposition of a lien or encumbrance on any properties of such Issuer or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (i) the charter or bylaws or other organizational documents of such Issuer, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which such Issuer or any of its subsidiaries is a party or by which any of them or their property is or may be bound, (iii) any statute, rule or regulation applicable to such Issuer, any of its subsidiaries or any of their assets or properties, or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over such Issuer, any of its subsidiaries or their assets or properties except insofar as any of (ii), (iii) or (iv) above would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Securities Act, the Trust Indenture Act, and state securities or Blue Sky laws and regulations or such as may be required by the NASD and except such as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No consents or waivers from any other person are required for the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, other than such consents and waivers as have been obtained (or, in the case of the Registration Rights Agreement, will be obtained).

             (xvii) Except as described in the Offering Memorandum, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or to the knowledge of each Issuer, threatened or contemplated, to which any Issuer is or may be a party or to which the business or property of any Issuer is or may be subject, (ii) to the knowledge of the Issuers, no statute, rule, regulation, or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which any Issuer or any of their respective business, assets or property are or to the knowledge of such Issuer may be subject that, in the case of clauses (i), (ii) and (iii) above, might, singly, have a Material Adverse Effect.

            (xviii) There is (i) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company and its subsidiaries, threatened against the Company or any of its subsidiaries and (ii) to the best knowledge of the Company and its subsidiaries, no union representation question exists with respect to the employees of the Company and its subsidiaries and, to the best knowledge of the Company and its subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, nor any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, or analogous foreign laws and regulations, which violations could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

              (xix) All reinsurance treaties and arrangements to which any subsidiary of the Company engaged in the business of insurance (an "Insurance Subsidiary") is party are in full force and effect and no Insurance Subsidiary is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, which violation or default could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect; no Insurance Subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the best knowledge of the Company and the Insurance Subsidiaries, the Company and Insurance Subsidiaries have no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the consolidated financial statements of the Company included in the Offering Memorandum.

               (xx) The Company and its subsidiaries have good and defensible title to all personal property and other assets (including, without limitation, contract rights), in each case as described in the Offering Memorandum, and all such properties or rights are owned or possessed by it, in each case free and clear of all liens, charges, encumbrances, restrictions and defects except such as are described in the Offering Memorandum or would not result in a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries (or security interests in favor of the Administrative Agent to be terminated at Closing); and any property held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Each of the Company and its subsidiaries has (i) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all foreign, federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business currently conducted by it in the manner described in the Offering Memorandum, except where failure to hold such Authorizations would not have a Material Adverse Effect (each a "Material Authorization") and (ii) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Material Authorization. All such Material Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Material Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. Except as disclosed in the Offering Memorandum, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

              (xxi) All tax returns required to be filed by the Company or any of its subsidiaries, in all jurisdictions, have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or which the failure to so pay would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries knows of any material proposed additional tax assessments against it or any of its subsidiaries that have not been adequately reserved for.

             (xxii) None of the Issuers is or, after giving effect to the offering and sale of the Securities or to any exchange of Securities for Exchange Securities, will be (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or analogous foreign laws and regulations, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "Public Utility Holding Act"), or analogous foreign laws and regulations.

            (xxiii) There are no holders of securities of the Company or the Trust who, by reason of the execution by the Company or the Trust of this Agreement or any other Operative Document to which either is a party or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or the Trust register under the Securities Act or analogous foreign laws and regulations securities held by them.

             (xxiv) Each certificate signed by any officer of any of the Issuers and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by such Issuer to each Initial Purchaser as to the matters covered thereby.

              (xxv) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with applicable generally accepted accounting principles and to maintain accountability for assets in accordance with industry practice; (iii) access to financial assets is permitted only in accordance with management's general or specific authorizations; (iv) access to physical assets is monitored in accordance with reasonably prudent business practices to attempt to prevent and identify theft and (v) recorded assets are compared with the existing assets at reasonable intervals in accordance with industry standards.

             (xxvi) The Company and each of its subsidiaries maintains insurance covering (or self-insures) their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the closing date.

            (xxvii) Neither the Trust, the Company nor any of the Company's subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Trust or the Company (or any of its subsidiaries) to facilitate the sale or resale of the Securities or Exchange Securities or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Securities or Exchange Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Trust or the Company (or any of its subsidiaries).

           (xxviii) No registration under the Securities Act of the Preferred Securities is required for the sale of the Preferred Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Preferred Securities in the Exempt Resales are Eligible Purchasers (with the number of Accredited Investors not exceeding 35) and (ii) the accuracy of the Initial Purchasers' representations in Section 5(b) hereof. No form of general solicitation or general advertising was used by the Issuers or any of their representatives in connection with the offer and sale of any of the Preferred Securities or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class or series as the Preferred Securities have been issued and sold by the Trust within the six-month period immediately prior to the date hereof. No Issuer has entered into any contractual arrangement with respect to the distribution of the Preferred Securities except for this Agreement and a commitment by Zurich Reinsurance Centre Holdings, Inc. or its affiliate to purchase Preferred Securities.

             (xxix) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Preferred Securities to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representation made by the Issuers in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the Section entitled "Notice to Investors."

              (xxx) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, neither the Trust, the Company, nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Trust or the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, nor has there been, individually or in the aggregate, any material adverse change, or any development which may reasonably be expected to involve a material adverse change, in the assets, properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Trust or the Company and its subsidiaries, taken as a whole (a "Material Adverse Change") and there have not been dividends or distributions (other than to the Company) of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, other than payments by the Company's subsidiaries which are made to its parents.

            (xxxi) None of the Issuers nor any agent thereof acting on behalf of any or all of the Issuers has taken, and none of them will take, any action that might be expected to cause this Agreement or the issuance or sale of the Securities or Exchange Securities to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

            (xxxii) (a) The accountants who have certified or shall certify the financial statements and supporting schedules included or to be included as part of the Offering Memorandum are independent accountants under Rule 101 of AICPA's Code of Professional Conduct and its interpretations and rulings. The consolidated historical statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods, except as stated therein. The pro forma financial statements included in the Offering Memorandum have been prepared on a basis consistent with such historical statements of the Company and its subsidiaries, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the other Operative Documents. Other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

                (b) The statutory financial statements of the Insurance Subsidiaries from which certain ratios and other statistical data in the Offering Memorandum have been derived, have for each relevant period been prepared in material conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the appropriate Insurance Department of the jurisdiction of domicile of each Insurance Subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly in all material respects the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

                (c) Except as disclosed in the Offering Memorandum, the Company and the Insurance Subsidiaries have made no material changes in their insurance reserving practices since the most recent audited financial statements included or incorporated in the Offering Memorandum.

           (xxxiii) The Company does not, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. The present fair saleable value of the assets of the Company and its subsidiaries, taken as a whole, exceeds, and, upon the issuance of the Securities will exceed, the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such person as they become absolute and matured. The assets of the Company and its subsidiaries, taken as a whole, do not, and, upon the issuance of the Securities, will not, constitute unreasonably small capital to carry out their businesses as now conducted, including the capital needs of the Company and its subsidiaries, taken as a whole, taking into account the projected capital requirements and capital availability of the Company and its subsidiaries, taken as a whole. The Company currently believes that it and its subsidiaries, taken as a whole, are, and immediately after the Closing Date (after giving effect to the issue and sale of the Securities) will be, Solvent. As used herein, the term "Solvent" means, with respect to a person on a particular date, that on such date (A) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person,
        (B) the present fair saleable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (C) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (D) such person does not have an unreasonably small capital.

            (xxxiv) There are no contracts, agreements or understandings between the Trust or Company (or any of its subsidiaries) and any person that would give rise to a valid claim against the Trust, the Company, its subsidiaries or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities and Preferred Securities.

        Each Issuer acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 7 hereof, counsel to each of the Issuers' and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

        (b) Each Initial Purchaser represents and warrants to the Company and the other Initial Purchasers and agrees that:

                (i) Such Initial Purchaser has such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities and acknowledges that the Securities have not been registered under the Securities Act and that such securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) except pursuant to an exemption from the registration requirements of the Securities Act.

               (ii) Such Initial Purchaser (A) is not acquiring the Securities with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Securities only to QIBs in reliance on and in conformity with the exemption from the registration requirements of the Securities Act provided by Rule 144A, to Non- U.S. Persons in transactions conforming to the requirements of Regulation S under the Securities Act (and in compliance with the applicable laws the relevant foreign jurisdiction, including, without limitation, any applicable required governmental filing and offering memorandum delivery requirements) and to a limited number of Accredited Investors that execute and deliver a letter containing representations and agreements in the form attached as Annex A to the Offering Memorandum in a private placement exempt from the registration requirements of the Securities Act.

              (iii) No form of general solicitation or general advertising has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Securities, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               (iv) Such Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, Eligible Purchasers (with the number of Accredited Investors not exceeding 35). Such Initial Purchaser further agrees (A) that it will offer to sell the Securities only to, and will solicit offers to buy the Securities only from (1) QIBs who in purchasing such Securities will be deemed to have represented and agreed that they are purchasing the Securities for their own account or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and otherwise in conformity with Rule 144A, (2) Non-U.S. Persons who are purchasing such Securities in conformity with Regulation S under the Securities Act and (3) Accredited Investors who make the representations contained in, and execute and return to the Initial Purchaser, a certificate in the form of Annex A attached to the Offering Memorandum, (B) that such Eligible Purchasers will be deemed by their purchase of the Securities to acknowledge and agree that such Securities are not registered under the Securities Act and may be resold, pledged or otherwise transferred only (x) (I) inside the United States to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144, (III) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (IV) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (y) to the Company, or
        (z) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (B) above.

                (v) Such Initial Purchaser, and each of its affiliates and any person acting on its behalf, has not engaged and will not engage in any "directed selling efforts" (as defined in Regulation S) with respect to the Securities, and it and they have complied and will comply with any applicable offering restrictions requirement of Regulation S with respect to the Securities.

             (vi) Such Initial Purchaser, and each of its affiliates, agrees that except as otherwise permitted pursuant to this Agreement, it will not offer, sell or deliver the Securities in reliance on Regulation S
        (A) as part of a distribution at any time or (B) otherwise until after the expiration of the Restricted Period to, or for the account or benefit of, U.S. Persons, and that it will send to each dealer to which it sells Securities in reliance on Regulation S during the Restricted Period a confirmation or other notice setting forth the restrictions on offers and sales of the Securities to, or for the account or benefit of, U.S. Persons. Capitalized terms used in this paragraph that are not defined elsewhere in this Agreement have the meanings set forth in Regulation S under the Securities Act.

              (vii) Such Initial Purchaser also understands that the Company and the Trust and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and the Trust and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

        6.     Indemnification.

               (a) Each of the Issuers agrees to jointly and severally indemnify and hold harmless (i) each of the Initial Purchasers, (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the Initial Purchasers (any of such persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of or any of the Initial Purchasers or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, assessments, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or any omission or alleged omission therein of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are finally judicially determined by a competent court to have been caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any Initial Purchaser furnished in writing to an Issuer by such Initial Purchaser expressly for use therein, which information is specified in the second paragraph of Section 6(c). An Issuer shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matter addressed by this Agreement which involves an Issuer or an Indemnified Person.

               (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against an Issuer, such Indemnified Person shall promptly notify the Company or the Trust (with a copy to the Company) in writing (provided, that the failure to give such notice shall not relieve an Issuer of its obligations pursuant to this Agreement). Such Indemnified Person shall have the right to employ its own counsel (in addition to any local counsel) subject to the consent of Issuer, which consent shall not be unreasonably withheld, in any such action and, subject to the Indemnified Person's obligation to pay fees and expenses not covered by this Section 6, the reasonable and duly documented fees and expenses of such counsel shall be paid, as incurred, by such Issuer (regardless of whether it is ultimately determined that an Indemnified Person is not entitled to indemnification hereunder, in which case such Indemnified Person shall reimburse such Issuer for all amounts paid in respect of such action or proceeding). Such Issuer shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for the Indemnified Persons, which firm shall be designated by Donaldson, Lufkin & Jenrette Securities Corporation (subject to the reasonable consent of such Issuer). Such Issuer shall be liable for any settlement of any such action or proceeding effected with such Issuer's prior written consent, which consent will not be unreasonably withheld, and each Issuer agrees to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Issuer. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested an indemnifying party to reimburse the Indemnified Person for the duly documented fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than twenty business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. An Issuer shall not, without the prior written consent of an Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened cause of action, in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto) as to which both such Issuer and any Indemnified Person are or may be a party, unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all losses, claims, damages, liabilities or expenses arising out of the action, claim, litigation or proceeding (or portion thereof) which is the subject of the settlement.

               (c) Each of the Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless each Issuer, and its respective directors, officers and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Issuer, and the officers, directors, partners, employees, representatives and agents of such controlling person, to the same extent and in the same manner as the foregoing indemnity from the Issuers to each of the Indemnified Persons, but only with respect to losses, claims, damages, liabilities or expenses incurred in investigating, preparing, pursuing or defending claims and actions directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum that was made in reliance upon and in conformity with information relating to such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser to such Issuer expressly for use in the Offering Memorandum. In no event shall the liability of any Initial Purchaser be greater than the total amount of the compensation received pursuant to Section 2 of this

        Agreement by such Initial Purchaser in connection with the offer and sale of the Preferred Securities.

               The statements in the Offering Memorandum in the first and second sentence of the second paragraph and the second sentence of the tenth and fifteenth paragraphs under "Plan of Distribution" constitute the only information heretofore furnished to the Issuers in writing by any Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto.

               (d) If the indemnification provided for in this Section 6 is unavailable to an Indemnified Person under Sections 6(a), 6(b) and 6(c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Preferred Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering of the Preferred Securities (net of the Initial Purchasers' compensation under this Agreement but before deducting expenses) received by the Issuers, on the one hand, and the total compensation received by the Initial Purchasers, on the other hand, bear to the total price of the Preferred Securities paid in the Exempt Resales, in each case, as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Issuers or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity set forth herein shall be in addition to any liability or obligation each Issuer may otherwise have to any Indemnified Person.

               The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution to this Section 6(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, none of the Initial Purchasers (nor the related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Preferred Securities, exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective principal amount of Preferred Securities purchased by each of the Initial Purchasers hereunder and not joint.

        7. Conditions of Initial Purchasers' Obligations. The several obligations of the Initial Purchasers under this Agreement are subject to the satisfaction of each of the following conditions:

               (a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. Each Issuer shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

               (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers on the date of this Agreement or at such later date and time as to which you may agree, and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

               (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance or sale of any of the Securities; no action, suit or proceeding shall be pending against or affecting or, to the knowledge of any Issuer, threatened against, the Trust, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would have a Material Adverse Effect; and no stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

               (d) Since the dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material change, or any development that is reasonably likely to result in a material change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries

                                                                              25
        from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company on any class of its capital stock, and (iii) neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have been any Material Adverse Change.

               (e) You shall have received (i) a certificate, dated the Closing Date, signed by (x) the President and Chief Executive Officer and (y) the principal financial officer of the Company confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 7 and (ii) a certificate, dated the Closing Date, signed by an officer of the Trust, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b) and (c).

               (f) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, of Riordan & McKinzie, counsel to the Company, to the effect that and based upon certain assumptions and representations as to factual matters from various persons affiliated with the Company, under the federal laws of the United States, the States of Delaware and New York (assuming the law is the same as that of California and without giving effect to conflicts of laws principles) and, where indicated, the State of California:

                           (i) The Company has been duly incorporated and is
               validly existing as a corporation under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is currently being conducted and as described in the Offering Memorandum, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the ownership, leasing and operating of its property and the conduct of its business requires such qualification, except where the failure to be so qualified would not be reasonably expected to have a Material Adverse Effect.

                          (ii) The authorized, issued and outstanding capital
               stock of the Company has been duly and validly authorized and issued and is fully paid and nonassessable.

                         (iii) The Company has all requisite corporate power and
               authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby or thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Senior Subordinated Notes, the Preferred

               Securities Company Guarantee, the Exchange Notes and the Exchange Preferred Securities Company Guarantee.

                          (iv) This Agreement has been duly and validly
               authorized, executed and delivered by the Company.

                           (v) The Indenture has been duly and validly
               authorized, executed and delivered by the Company and the Indenture constitutes a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                          (vi) The Senior Subordinated Notes have been duly and
               validly authorized by the Company and when the Senior Subordinated Notes are issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, the Senior Subordinated Notes will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as the enforceability thereof may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Senior Subordinated Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

                         (vii) The Exchange Notes have been duly and validly
               authorized by the Company, when the Exchange Notes are issued and authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement, the Exchange Notes will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as the enforceability thereof may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Exchange Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

                                                                            27
                        (viii) The Preferred Securities Company Guarantee has
               been duly and validly authorized by the Company and when the Preferred Securities Company Guarantee is issued and authenticated in accordance with the terms of the Declaration and delivered upon receipt of consideration therefor in accordance with the terms hereof, the Preferred Securities Company Guarantee will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Preferred Securities Company Guarantee, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

                          (ix) The Exchange Preferred Securities Company
               Guarantee has been duly and validly authorized by the Company, when the Exchange Guarantee is issued and authenticated in accordance with the terms of the Declaration and the Registration Rights Agreement, the Exchange Preferred Securities Company Guarantee will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as the enforceability thereof may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Exchange Preferred Securities Company Guarantee, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

                      (x) The Registration Rights Agreement has been duly and
               validly authorized, executed and delivered by the Company and the Registration Rights Agreement constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and except that any rights to indemnity and contribution thereunder may be limited by federal and state securities laws, by considerations of public policy or by an implied covenant of good faith and fair dealing. The Registration Rights Agreement conforms in all material respects to the description thereof in the Offering Memorandum.

                      (xi) Neither the Company nor any of its United States
               subsidiaries (i) is in violation of its respective charter or, to the knowledge of such counsel, its bylaws or other organizational documents, (ii) to the knowledge of such counsel, is in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject or (iii) is in violation of any United States federal or State of California or Delaware law, statute, rule, regulation, or, to the knowledge of such counsel, any judgment or court decree applicable to the Company, any of its subsidiaries or their assets or properties that in the case of clauses (A), (B) and (C) above, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                         (xii) The execution, delivery and performance by the
               Company of this Agreement, the Guarantor Agreements and the other Operative Documents to which it is a party, the issuance and sale of the Securities and the Exchange Securities, and the consummation of the transactions contemplated hereby and thereby, will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under (other than those that have been or will be obtained prior to the Closing Date), or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (i) the charter or by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) any material bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound and identified to us as material on a certificate of the Officers of the Company,
               (iii) any United States federal or State of California or Delaware statute applicable to the Company or any of its subsidiaries or any of their assets or properties, (iv) any United States federal or State of California or Delaware rule or regulation normally applicable to transactions of the type contemplated by the Operative Documents, or (v) to the knowledge of such counsel, any judgment, order or decree of any United States federal or State of California or Delaware court or United States federal or State of California or Delaware governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or their assets or properties except insofar as any of (ii), (iii), (iv) or (v) above would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any U.S. federal or State of California or Delaware or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Securities

               Act, the Trust Indenture Act, and state securities or Blue Sky laws and regulations or such as may be required by the NASD.

                        (xiii) The Company owns, directly or indirectly through
               other subsidiaries, 100 percent of the outstanding capital stock or other securities evidencing equity ownership of the subsidiaries listed on Schedule II. To the knowledge of such counsel, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any equity interest of the Company or its subsidiaries, other than as set forth in the Offering Memorandum.

                         (xiv) To the knowledge of such counsel, no action has
               been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any United States federal or State of California or Delaware agency that prevents the issuance of the Securities or Exchange Securities; to the knowledge of such counsel, no injunction, restraining order or order of any nature by a United States federal or State of California or Delaware court of competent jurisdiction has been issued that prevents the issuance of the Securities or Exchange Securities or suspends the sale of the Securities or Exchange Securities in any jurisdiction referred to in Section 4(e) hereof; and to the knowledge of such counsel, no action, suit or proceeding is pending against or affecting or threatened against the Company or any of its subsidiaries before any United States federal or State of California or Delaware court or arbitrator or any governmental body, agency or official which is reasonably likely to have a Material Adverse Effect.

                          (xv) When the Securities are issued and delivered
               pursuant to this Agreement, the Declaration and the Indenture, none of the Securities will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                         (xvi) Assuming the accuracy of the Initial Purchasers'
               representations and warranties contained in Section 5(b) and the compliance by the Initial Purchasers with the agreements contained in Section 5(b), no registration of the Securities under the Securities Act, and no qualification of the Indenture is required under the Trust Indenture Act, is required for the sale of the Securities to you as contemplated hereby or for the Exempt Resales solely in the manner contemplated by this Agreement, the Declaration, the Indenture and the Offering Memorandum.

                        (xvii) Neither the Trust, the Company nor any of its
               subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act and regulations, or

               (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Act of 1935, as amended.

                       (xviii) Each of the Preliminary Offering Memorandum and
               the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date (except for the financial statements, including the notes thereto, and supporting schedules and appendices and other financial, statistical and accounting data included therein or omitted therefrom, as to which no opinion need be expressed), contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

                         (xix) The statements made in the Offering Memorandum
               under the captions "Description of the Preferred Securities," "Description of the Senior Subordinated Notes," "Relationship Among the Preferred Securities, the Senior Subordinated Notes and the Preferred Securities Company Guarantee" and "Plan of Distribution," insofar as they purport to constitute summaries of certain contracts, agreements or documents, constitute accurate summaries of such contracts, agreements or documents in all material respects.

                          (xx) (A) The Trust will be characterized as a grantor
               trust for United States federal income tax purposes and not as an association taxable as a corporation; (B) the Senior Subordinated Notes will be classified as indebtedness for United States federal income tax purposes; and (C) the statements made in the Offering Memorandum under the heading "Certain United States Federal Income Tax Consequences" constitute accurate summaries of the potential United States federal income tax consequences of an investment in the Preferred Securities.

        Such counsel shall also state that, for purposes of rendering the opinions contained in paragraphs (iv), (v), (vi), (vii), (viii) and (ix) above, such counsel has no reason to believe that any provision of New York law would render any of the documents referred to in such paragraphs unenforceable in any material respect (subject to each of the other assumptions and qualifications contained in such opinion), assuming that New York law is the same as California law, and that such counsel has no reason to believe that New York law is different than California law (it being understood that such counsel has not made an independent investigation into the relevant provisions of New York law and that no member of such counsel is licensed to practice law in the State of New York).

        In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel in connection with the preparation of the Preliminary Offering Memorandum and the Offering Memorandum and has considered the matters required to be stated therein and the statements contained therein and, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as indicated above) and relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company, such counsel advises you that, on the basis of the foregoing, no facts came to its attention that caused it to believe that the Preliminary Offering Memorandum or the Offering Memorandum (as amended or supplemented, if applicable), at the time such Preliminary Offering Memorandum or Offering Memorandum was circulated or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may further state that they assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto.

        The opinions of such counsel described in this paragraph shall be rendered to you at the request of the Company and shall so state therein.

                    (g) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, of Richards, Layton & Finger, P.A. special Delaware Counsel for the Trust and the Company, to the effect that:

                           (i) The Trust has been duly created and is validly
               existing in good standing as a business trust under the Delaware Business Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

                          (ii) Under the Delaware Business Trust Act and the
               Declaration, the Trust has the trust power and authority to own property and conduct its business, all as described in the Offering Memorandum.

                         (iii) The Declaration constitutes a valid and binding
               obligation of the Company and the Delaware Trustee, and is enforceable against the Company and the Delaware Trustee, in accordance with its terms, subject, as to enforcement, to the effect upon the Declaration of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding of equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                          (iv) Under the Delaware Business Trust Act and the
               Declaration, the Trust has the trust power and authority to (a) execute and deliver this Agreement and to perform its obligations under this Agreement, and (b) issue and perform its obligations under the Preferred Securities and the Common Securities.

                                                                              32
                           (v) Under the Delaware Business Trust Act and the
               Declaration, the execution and delivery by the Trust of this Agreement and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary trust action on the part of the Trust.

                          (vi) The Preferred Securities have been duly
               authorized by the Declaration and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable beneficial interests in the Trust and are entitled to the benefits provided by the Declaration; the holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel may note that the holders of the Preferred Securities may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (b) provide security and indemnity in connection with requests of or directions to the Preferred Trustee to exercise its rights and remedies under the Declaration.

                         (vii) The Common Securities have been duly authorized
               by the Declaration and are validly issued beneficial interests in the Trust.

                        (viii) Under the Delaware Business Trust Act and the
               Declaration, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive rights.

                          (ix) The issuance and sale by the Trust of Preferred
               Securities and the Common Securities, the execution and delivery of this Agreement and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated hereby and compliance by the Trust with its obligations hereunder do not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Declaration, or (b) any applicable Delaware law or administrative regulation.

                           (x) Assuming that the Trust derives no income from or
               connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, no authorization, approval, consent or order of any Delaware court or governmental authority or agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Preferred Securities and the Common Securities. In rendering the opinion expressed in this paragraph (x), such counsel need express no opinion concerning the securities laws of the State of Delaware.

                                                                              33
                          (xi) Assuming that the Trust derives no income from or
               connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, the holders of the Preferred Securities (other than those holders of the Preferred Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

               The opinion of Richards, Layton & Finger, P.A. described in this paragraph (g) shall be rendered to you at the request of the Company and shall so state therein.

                    (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Richards, Layton & Finger, P.A., counsel to the Indenture Trustee, the Guarantee Trustee, the Delaware Trustee and the Preferred Trustee, in form and substance reasonably satisfactory to counsel to the effect that:

                           (i) Wilmington Trust Company is a Delaware banking
               corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                          (ii) The execution, delivery and performance by the
               Preferred Trustee of the Declaration, the execution, delivery and performance by the Guarantee Trustee of the Guarantee Agreement, and the execution, delivery and performance by the Indenture Trustee of the Indenture, have been duly authorized by all necessary corporate action on the part of the Preferred Trustee and the Delaware Trustee, the Guarantee Trustee and the Indenture Trustee, respectively. The Declaration, the Guarantee Agreement and the Indenture have been duly executed and delivered by the Preferred Trustee and the Delaware Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, and the Declaration constitutes the valid and binding obligation of the Preferred Trustee and the Delaware Trustee, and the Declaration, and with respect to the Guarantee Agreement and Indenture, assuming each is enforceable under New York law, are enforceable against the Preferred Trustee and the Delaware Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, in accordance with their terms, subject, as to enforcement, to the effect upon the Declaration, the Guarantee and the Indenture of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding of equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                         (iii) The execution, delivery and performance of the
               Declaration, the Guarantee Agreement and the Indenture by the Preferred Trustee and the Delaware Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, do not conflict with or constitute a breach of the applicable organizational documents or by-laws of the Preferred Trustee, the Delaware Trustee, the Guarantee Trustee or the Indenture Trustee, respectively, or the terms of any indenture or other agreement or instrument known to such counsel and to which the Preferred Trustee and the Delaware Trustee, the Guarantee Trustee or the Indenture Trustee, respectively, is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Preferred Trustee, the Delaware Trustee, the Guarantee Trustee or the Indenture Trustee, respectively, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Preferred Trustee, the Guarantee Trustee or the Indenture Trustee, respectively.

                          (iv) No consent, approval or authorization of, or
               registration with or notice to, any federal or Delaware state banking authority is required for the execution, delivery or performance by the Preferred Trustee or the Delaware Trustee, the Guarantee Trustee or the Indenture Trustee of the Declaration, the Guarantee Agreement or the Indenture, respectively.

               (i) You shall have received an opinion, dated the Closing Date, of Simpson Thacher & Bartlett, counsel to the Initial Purchasers, in form and substance reasonably satisfactory to you, covering such matters as are customarily covered in such opinions.

               (j) At the time this Agreement is executed and delivered by the Company and on the Closing Date, you shall have received letters, substantially in the form previously approved by you, from KPMG Peat Marwick LLP, independent public accountants, dated the date of such execution, with respect to the financial statements and certain financial information contained in Offering Memorandum.

               (k) Simpson Thacher & Bartlett, counsel to the Initial Purchasers, shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

               (l) Prior to the Closing Date, the Issuers shall have furnished to you such further information, certificates and documents as you may reasonably request.

               (m) The Company and the Indenture Trustee shall have entered into the Indenture and you shall have received counterparts, conformed as executed, thereof.

                                                                              35
               (n) The Trust and the Preferred Trustee, the Delaware Trustee and the Company Trustees shall have entered into the Declaration and you shall have received counterparts, conformed as executed thereof.

               (o) The Company and the Trust shall have entered into the Registration Rights Agreement and you shall have received counterparts, conformed as executed, thereof.

               (p) The Preferred Securities and the Exchange Preferred Securities shall have been approved or accepted for "book entry" settlement through the facilities of DTC.

        All opinions, certificates, letters and other documents required by this
Section 7 to be delivered by the Issuers will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you.

        8. Defaults. If, on the Closing Date, any of the Initial Purchasers shall fail or refuse to purchase the Preferred Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of such Preferred Securities that such defaulting Initial Purchaser (a "Defaulting Initial Purchaser") agreed but failed or refused to purchase does not exceed ten percent of the total principal amount of such Preferred Securities that the Initial Purchasers are obligated to purchase on such Closing Date, each non-defaulting Initial Purchaser shall be obligated to purchase the amount of such Preferred Securities that such Defaulting Initial Purchaser or Purchasers agreed but failed or refused to purchase. If, on the Closing Date, an Initial Purchaser shall fail or refuse to purchase Preferred Securities in an aggregate principal amount that exceeds ten percent of such total principal amount and arrangement satisfactory to each other Initial Purchaser and the Trust and the Company for the purchase of such Preferred Securities is not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser or Purchasers or the Trust and the Company, except as otherwise provided in Section 9. In any such case that does not result in termination of this Agreement the Initial Purchasers or the Trust and the Company may postpone the Closing Date for not longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a Defaulting Initial Purchaser or Purchasers, as the case may be, from liability in respect of any default by any such Initial Purchaser or Purchasers, as the case may be, under this Agreement.

        9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution hereof.

        This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Issuers if any of the following has occurred: (i) subsequent to the date information is provided in the Offering Memorandum, any Material Adverse Change which, in your reasonable judgment, materially impairs the investment quality of any of the Securities, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis, material adverse change or emergency would, in your judgment, make it impracticable or inadvisable to market any of the Securities or to enforce contracts for the sale of any of the Securities, (iii) any suspension or limitation of trading generally in securities or trading in the securities of the Company on the New York Stock Exchange or in the over-the-counter markets or any setting of minimum prices for trading on such exchange or markets, (iv) any declaration of a general banking moratorium by U.S. federal or New York authorities, (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market any of the Securities or to enforce contracts for the sale of any of the Securities, (vi) the enactment, publication, decree, or other promulgation of any U.S. federal or state statute, regulation, rule or order of any court or other governmental authority which, in your judgment, would have a Material Adverse Effect, or (vii) any securities of the Company or any of its subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

        The indemnities and contribution provisions and the other agreements, representations and warranties of an Issuer, its respective officers and directors and of the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Preferred Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Initial Purchasers or by or on behalf of an Issuer, its respective officers or directors or a controlling person thereof, (ii) acceptance of the Preferred Securities and payment for them hereunder and (iii) termination of this Agreement.

        If this Agreement shall be terminated by the Initial Purchasers pursuant to clauses (i) or (vii) of the second paragraph of this Section 9 or because of the failure or refusal on the part of any Issuer to comply with the terms or to fulfill any of the conditions of this Agreement, such Issuer agrees to reimburse you for all out-of-pocket expense, subject to the limitations provided in
Section 4(f) (including the fees and disbursements of counsel), incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 4(f) hereof; provided, however, that no amount shall be payable pursuant to the second sentence of Section 4(f) to a Defaulting Initial Purchaser.

        Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Initial Purchasers, any controlling person or Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Preferred Securities from any of the Initial Purchasers merely because of such purchase.

        10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Trust: Superior National Capital Trust I, c/o Wilmington Trust

Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, with a copy to Superior National Insurance Group, Inc., 26601 Agoura Road, Calabasas, California 91302,
Attention: Robert Nagle, (b) if to the Company, Superior National Insurance Group, Inc., 26601 Agoura Road, Calabasas, California 91302, Attention: William Gentz, with a copy to Superior National Insurance Group, Inc., 26601 Agoura Road, Calabasas, California 91302, Attention: Robert Nagle, and (c) if to the Initial Purchasers, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Jonathan Kelly, with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017,
Attention: Gary I. Horowitz, Esq., or in any case to such other address as the person to be notified may have requested in writing.

                                                                              38
        This Agreement shall be governed and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws and principles thereof. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                                        Very truly yours,

                                        SUPERIOR NATIONAL INSURANCE GROUP, INC.


                                        By: /s/ [SIGNATURE]
                                           ------------------------------------
                                           Name:
                                           Title:


                                        SUPERIOR NATIONAL CAPITAL TRUST I


                                        By:  SUPERIOR NATIONAL INSURANCE GROUP,
                                        INC., as sponsor




                                        By: /s/ [SIGNATURE]
                                           ------------------------------------
                                           Name:
                                           Title:

Accepted and agreed to as of the date
first above written:



DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION


CHASE SECURITIES INC.


By:  DONALDSON, LUFKIN & JENRETTE
        SECURITIES CORPORATION,
     as Representative of the
     two Initial Purchasers

By:  /s/ [SIGNATURE]
     ---------------------------------
     Name:    Jonathan D. Kelly
     Title:   Vice President

                                   SCHEDULE I



                                                               Principal Amount

Donaldson, Lufkin & Jenrette
  Securities Corporation......................................    84,000,000
Chase Securities Inc..........................................    21,000,000
                                                                ------------
               Total..........................................  $105,000,000
                                                                ============

                                   SCHEDULE II

                           Subsidiaries of the Company



1.      Superior Pacific Insurance Group, Inc., a Delaware corporation;

2.      Pacific Insurance Brokerage, Inc., a California corporation;

3.      InfoNet Management Systems, Inc., a California corporation;

4.      SN Insurance Services, Inc., a California corporation;

5.      Superior (Bermuda) Ltd., a Bermuda corporation;

6.      Superior Pacific Casualty Company, a California corporation;

7.      Superior National Insurance Company, a California corporation;

8.      Superior National Capital Holding Corporation, a Nevada corporation;

9.      Superior National Capital Trust I, a Delaware statutory business trust;

10.     Regional Benefits Insurance Services, Inc., a California corporation;

11.     Western Select Service Corp., a California corporation; and

12.     Superior National Capital, L.P., a Bermuda limited partnership.